ADMINISTRATION AGREEMENT


     AGREEMENT made as of December 28, 1999 by and between JULIUS BAER INVESTMENT FUNDS, a Massachusetts business trust (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

     WHEREAS, the Fund, a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of the separate portfolios listed on APPENDIX A hereto; and

     WHEREAS,   the  Fund   desires  to  retain  the  Bank  to  render   certain
administrative services to the Fund and the Bank is willing to render such services.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

     1. APPOINTMENT. The Fund hereby appoints the Bank to act as Administrator of the Fund on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2. DELIVERY OF DOCUMENTS. The Fund has furnished the Bank with copies properly certified or authenticated of each of the following:

        (a) RESOLUTIONS of the Fund's Board of Directors authorizing the appointment of the Bank to provide certain administrative services to the Fund and approving this Agreement;

        (b) The Fund's incorporating documents filed with the state of [state] on [date] and all amendments thereto (the "Articles");

        (c) The Fund's by-laws and all amendments thereto (the "By-Laws");

        (d) The Fund's agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

        (e) The Fund's most recent Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act and all amendments thereto; and

        (f) The Fund's most recent prospectus and statement of additional information (the "Prospectus"); and

        (g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

        The Fund will immediately furnish the Bank with copies of all amendments of or supplements to the foregoing. Furthermore, the Fund will notify the Bank as soon as possible of any matter which may materially affect the performance by the Bank of its services under this Agreement.

     3. DUTIES OF ADMINISTRATOR. Subject to the supervision and direction of the Board of Directors of the Fund, the Bank, as Administrator, will assist in conducting various aspects of the Fund's administrative operations and undertakes to perform the services described in APPENDIX B hereto. The Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such APPENDIX B executed by both parties. At such time, the fee schedule included in APPENDIX C hereto shall be appropriately amended.

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

     In performing all services under this Agreement, the Bank shall act in conformity with the Fund's Articles and By-Laws and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Fund's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over the Fund's assets or choice of investments and cannot be held liable for any problem relating to such investments.

     4. DUTIES OF THE FUND.

        (a) The Fund is solely responsible (through its transfer agent or otherwise) for (i) providing timely and accurate reports ("Daily Sales Reports") which will enable the Bank as Administrator to monitor the total number of shares sold in each state on a daily basis and (ii) identifying any exempt transactions ("Exempt Transactions") which are to be excluded from the Daily Sales Reports.

        (b) The Fund agrees to make its legal counsel available to the Bank for instruction with respect to any matter of law arising in connection with the Bank's duties hereunder, and the Fund further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

     5. FEES AND EXPENSES.

        (a) For the services to be rendered and the facilities to be furnished by the Bank, as provided for in this Agreement, the Fund will compensate the Bank in accordance with the fee schedule attached as APPENDIX C hereto. Such fees do not include out-of-pocket disbursements (as delineated on the fee schedule or other expenses with the prior approval of the Fund's management) of the Bank for which the Bank shall be entitled to bill the Fund separately and for which the Fund shall reimburse the Bank.

        (b) The Bank shall not be required to pay any expenses incurred by the Fund.

     6. LIMITATION OF LIABILITY.

        (a) The Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Fund will indemnify the Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (i) arising out of the actions or omissions of the Fund, including, but not limited to, inaccurate Daily Sales Reports and misidentification of Exempt Transactions;
(ii) arising out of the offer or sale of any securities of the Fund in violation of (x) any requirement under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state, or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such securities; or (iii) not resulting from the willful misfeasance, bad faith or gross negligence of the Bank in the performance of such obligations and duties or by reason of its reckless disregard thereof.

        (b) The Bank may apply to the Fund at any time for instructions and may consult counsel for the Fund, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund until receipt of written notice thereof has been received by the Bank from the Fund.

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

        (c) In the event the Bank is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of acts of God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control or other causes reasonably beyond its control, the Bank shall not be liable to the Fund for any damages resulting from such failure to perform, delay in performance, or otherwise from such causes.

        (d) Notwithstanding anything to the contrary in this Agreement, in no event shall the Bank be liable for special, incidental or consequential damages, even if advised of the possibility of such damages.

     7. TERMINATION OF AGREEMENT.

        (a) The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive three-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

            (i) Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party violates any material provision of this Agreement, provided that the violating party does not cure such violation within ninety days of receipt of written notice from the non-violating party of such violation.

            (ii) Either party may terminate this Agreement during any Renewal Term upon ninety days written notice to the other party. Any termination pursuant to this paragraph 7(a)(ii) shall be effective upon expiration of such ninety days, provided, however, that the effective date of such termination may be postponed, at the request of the Fund, to a date not more than one hundred twenty days after delivery of the written notice in order to give the Fund an opportunity to make suitable arrangements for a successor administrator.

        (b) At any time after the termination of this Agreement, the Fund may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as Administrator.

     8. MISCELLANEOUS.

        (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

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



                To the Fund:

                    Julius Baer Investment Funds
                    c/o Bank Julius Baer
                    330 Madison Avenue
                    New York, NY 10017
                    Attn:  Mike Quain

                To the Bank:

                    Investors Bank & Trust Company
                    200 Clarendon Street, P.O. Box 9130
                    Boston, MA  02117-9130
                    Attention: Andy Nesvet, Senior Director, Client Management With a copy to: John E. Henry, General Counsel

        (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

        (c) This Agreement shall be construed in accordance with the laws of the
Commonwealth  of   Massachusetts,   without  regard  to  its  conflict  of  laws
provisions.

        (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

        (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     9. CONFIDENTIALITY. All books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law.

     10. USE OF NAME. The Fund shall not use the name of the Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Fund in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; PROVIDED FURTHER, that in no event shall such approval be unreasonably withheld or delayed.





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

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.


                                           JULIUS BAER INVESTMENT FUNDS


                                           By:  /s/ Michael Quain
                                                ------------------------
                                           Name: Michael Quain
                                           Title: President


                                           INVESTORS BANK & TRUST COMPANY


                                           By: /s/ Andrew M. Nesvet
                                               -------------------------
                                           Name: Andrew M. Nesvet
                                           Title: Senior Director


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


                                   APPENDICES


                Appendix A....................................  Portfolios

                Appendix B....................................  Services

                Appendix C......................................Fee Schedule

                                   Appendix A

PORTFOLIOS UNDER THIS AGREEMENT:

Julius Baer Global Income Fund
Julius Baer International Equity Fund

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


                                   Appendix B

SERVICES UNDER THIS AGREEMENT:

Investors Bank & Trust Co., as Administrator, will assist in supervising various aspects of the Fund's administrative operations and undertakes to perform the following specific services:

     1. Maintaining office facilities (which may be in the offices of Investors Bank & Trust Co. or a corporate affiliate;

     2. Furnishing internal executive and administrative services and clerical services;

     3. Furnishing corporate secretarial services including preparation and distribution of materials for Board of Directors meetings;

     4. Accumulating information for and, subject to approval by the Fund's treasurer and legal counsel, coordination of the preparation, filing, printing and dissemination of reports to the Fund's shareholders of record and the SEC including, but not necessarily limited to, post-effective amendments to the Fund's registration statement, annual reports, semi-annual reports, Form N-SAR, 24f-2 notices and proxy material;

     5. Participating in the preparation and filing of various reports or other documents required by federal, state, and other applicable laws and regulations, other than those filed or required to be filed by the Fund's investment adviser or transfer agent;

     6.   Coordinating the preparation and filing of the Fund's tax returns;

     7. Other services, as may be detailed as an update to this appendix from time to time, at such time, the fee schedule included in APPENDIX C hereto shall be appropriately amended.

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

                                   APPENDIX C

                          JULIUS BAER INVESTMENT FUNDS

                         ANNUAL FEE SCHEDULE (REVISED)*
                                December 7, 1999

           FUND ACCOUNTING, CUSTODY, ADMINISTRATION & NAV CALCULATION


A.  Fund Accounting, Custody, Administration & NAV Calculation

o  The following asset based fees will be charged on a per fund basis:

          First $250 Million in Assets         11 Basis Points  (plus $25,000)
          Next $250 Million in Assets          8  Basis Points
          Over $500 Million in Assets          6  Basis Points

o  There will be a monthly minimum fee of $11,000.00 for both funds
o There will be a $7,500.00 anuual charge for each share class in excess of one

B.  FOREIGN CUSTODY

o The attached asset based fees and transactions fees vary by country, based upon the attached global custody fee schedule. Local duties, scrip fees, registration, proxies and exchange fees are out-of-pocket.

o Investors Bank will require the fund to hold all international assets at the subcustodian of our choice.

C. DOMESTIC TRANSACTION COSTS

o  DTC/Fed Book Entry                    $12
o  Physical Securities                    35
o  Options and Futures                    18
o  SWAPS                                  18
o  GNMA Securities                        40
o  Government Paydowns                     5
o  Foreign Currency                       18**
o  Cross Border                           50
o  Outgoing Wires                          8
o  Incoming Wires                          6

** THERE ARE NO  TRANSACTION  CHARGES FOR F/X  CONTRACTS  EXECUTED BY  INVESTORS
BANK.
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

                                 MISCELLANEOUS

A. OUT-OF-POCKET

o These charges will consist of actual and reasonable expenses incurred by the Bank in providing services associated with:

        -Pricing & Verification Services      -Forms & Supplies
        -Systems Development Costs            -Third Party Review
        -Printing, Delivery & Postage         -Ad Hoc Reporting
        -Telecommunication                    -Proxy Receipt & Tabulation
        -Legal Expenses                       -Data Transmissions
        -Micro Rental                         -Customized Extracts or Reporting
        -Extraordinary Travel Expense

B. DOMESTIC BALANCE CREDIT

o We allow use of balance credit against fees (excluding out-of-pocket charges) for fund balances arising out of the custody relationship. The credit is based on collected balances reduced by balances required to support the activity charges of the accounts. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.

C. SECURITIES LENDING, FOREIGN EXCHANGE AND CASH MANAGEMENT

o The assumption was made that Investors Bank would perform securities lending, foreign exchange and cash management for the portfolio. Securities lending revenue is split with the fund and Investors Bank on a 60/40% basis: 60% going to the fund.

D. PAYMENT

o The above fees will be charged against the fund's custodial checking account five business days after the invoice is mailed.

*This fee schedule is valid for 60 days from date of issue and assumes the execution of our standard contractual agreements for custody services for a minimum of three years.

*This fee schedule is confidential information of the parties and shall not be disclosed to any third party without prior written consent of both parties.

Accepted and approved by:       /s/ Michael Quain
                                ----------------------
Print Name:                     Michael Quain
Title:                          President
                                Julius Baer Investment Funds
Date:                           December 28, 1999

Accepted and approved by:       /s/ Andrew M. Nesvet
                                ----------------------
Print Name:                     Andrew M. Nesvet
Title:                          Senior Director
                                Investors Bank & Trust
Date:                           December 29, 1999

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

Global Custody Fees Schedule
-----------------------------------------------------------
COUNTRY BP CHARGE       TRADE CHARGE
-----------------------------------------------------------
ARGENTINA (1)                   17.00    $75.00
AUSTRALIA                        5.00    $60.00
AUSTRIA                          7.00    $60.00
BANGLADESH                      41.00   $150.00
BELGIUM                          7.00    $60.00
BERMUDA                         20.00   $100.00
BAHRAIN                         41.00   $140.00
BOTSWANA                        50.00   $175.00
BRAZIL (2)                      29.00    $80.00
BULGARIA                        40.00   $100.00
CANADA                           5.00    $30.00
CEDEL                            5.00    $20.00
CHILE (2)                       45.00   $100.00
CHINA                           20.00    $75.00
COLOMBIA (3)                    45.00   $140.00
CROATIA                         45.00   $125.00
CYPRUS                          50.00   $150.00
CZECH REPUBLIC                  17.00    $75.00
DENMARK                          5.00    $60.00
ECUADOR                         45.00   $100.00
EGYPT                           41.00   $100.00
ESTONIA                         30.00   $125.00
EUROCLEAR INTERNAL               5.00    $20.00
EUROCLEAR CROSS BORDER           5.00    $50.00
FINLAND                          7.00    $70.00
FRANCE                           5.00    $60.00
GERMANY                          5.00    $30.00
GHANA                           50.00   $200.00
GREECE-EQUITY FUND (4)          20.00   $100.00
GREECE-FIXED INCOME (4)         15.00   $100.00
HONG KONG                       10.00    $65.00
HUNGARY                         25.00   $100.00
INDIA                           40.00   $600.00
INDONESIA                       13.00    $65.00
IRELAND                          7.00    $60.00
ISRAEL                          20.00    $60.00
ITALY                            5.00    $50.00
JAPAN                            5.00    $30.00
JORDAN                          41.00   $120.00

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

-----------------------------------------------------------
COUNTRY BP CHARGE       TRADE CHARGE
-----------------------------------------------------------
KAZAKHSTAN (5)                  45.00   $150.00
KENYA                           50.00   $200.00
KOREA                           10.00    $65.00
LATVIA                          30.00   $125.00
LEBANON                         41.00   $140.00
LITHUANIA                       20.00    $75.00
LITHUANIA T BILLS               25.00    $75.00
LUXEMBOURG                       7.00    $60.00
MALAYSIA                        10.00    $70.00
MAURITIUS                       41.00   $140.00
MEXICO                          10.00    $40.00
MOROCCO                         40.00   $150.00
NAMIBIA                         50.00   $200.00
NETHERLANDS                      5.00    $40.00
NEW ZEALAND                      5.00    $60.00
NORWAY                           7.00    $90.00
OMAN                            41.00   $140.00
PAKISTAN                        41.00   $140.00
PERU                            35.00   $100.00
PHILIPPINES                     13.00    $65.00
POLAND                          20.00    $85.00
POLAND T BILLS                  29.00   $110.00
PORTUGAL                        15.00   $125.00
ROMANIA                         45.00   $125.00
RUSSIA-EQUITY FUND (4)          50.00   $250.00
RUSSIA-FIXED INCOME(1)(4)       35.00   $140.00
SINGAPORE                       10.00    $65.00
SLOVAKIA                        20.00    $75.00
SLOVENIA                        41.00   $100.00
SOUTH AFRICA                     7.00    $40.00
SPAIN EQ & CORP DEBT             7.00    $60.00
SPAIN GVT DEBT                   5.00    $60.00
SRI LANKA                       13.00    $65.00
SWAZILAND                       50.00   $200.00
SWEDEN                           5.00    $40.00
SWITZERLAND                      5.00    $50.00
TAIWAN                          13.00    $65.00
THAILAND                        10.00    $65.00
TURKEY                          15.00   $100.00

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

-----------------------------------------------------------
COUNTRY BP CHARGE       TRADE CHARGE
-----------------------------------------------------------
UK                               5.00    $50.00
URUGUAY                         50.00   $150.00
VENEZUELA (2)                   45.00   $140.00
ZAMBIA                          50.00   $200.00
ZIMBABWE                        50.00   $175.00



























EUROCLEAR CHARGES APPLY TO ONLY APPROVED CONTINENTAL EUROPEAN COUNTRIES
(1) BONDS BILLED AT FACE VALUE.
(2) LOCAL ADMINISTRATOR FEES PASSED THROUGH AS ACTUALS.
(3) 20 BP LOCAL ADMINISTRATION CHARGE ON MONTH END MARKET VALUE.
    ($400 MINIMUM, $400 MAXIUM PER ACCOUNT)
(4) THE DESIGNATION AS AN EQUITY OR FIXED INCOME FUND SHALL BE DETERMINED BASED ON 50% OR GREATER OF FUND ASSETS INVESTED IN EQUITY OR
    FIXED INCOME SECURITIES.
(5) TRANSACTION FEES ARE CHARGED FOR CORPORATE ACTIONS. DEPOSITORY FEES ARE CHARGED AS ACTUALS. OUT-OF POCKET CHARGES, INCLUDING EUROCLEAR CROSS BORDER FEES, ARE PASSED THROUGH AS ACTUALS IN THE MARKET.

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